QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-169714 on Form S-8 and Registration Statement No. 333-177151 on Form S-3 of our report dated March 8, 2013 (March 14, 2014 as to the accounting for black lung obligations in Note 12 and changes in segment reporting in Note 21) relating to the consolidated financial statements of Rhino Resource Partners LP appearing in this Annual Report on Form 10-K of Rhino Resource Partners LP for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio
March 14, 2014

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM